Mannatech Reports Second Quarter End 2023 Financial Results

(FLOWER MOUND, Texas) August 14, 2023 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2023.

Second Quarter End Results

Second quarter net sales for 2023 were $32.6 million, a decrease of $2.4 million, or 6.8%, as compared to $35.0 million in the second quarter of 2022. Our net sales decreased 4.0% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $1.0 million, mostly due to the decline of the Korean Won and Japanese Yen.

Second quarter operating loss for 2023 was $1.0 million as compared to operating income of $0.9 million for the second quarter of 2022.

Net loss was $1.1 million, or $0.59 per diluted share, for the second quarter of 2023, as compared to net income of $0.7 million, or $0.34 per diluted share, for the second quarter of 2022.

For the three months ended June 30, 2023, overall selling and administrative expenses increased by $0.3 million to $7.2 million, as compared to $6.9 million for the same period in 2022. The increase in selling and administrative expenses consisted of a $0.1 million increase in payroll costs (as $0.5 million severance was partially offset by other lower payroll costs), a $0.1 million increase in marketing costs and a $0.1 million increase in warehouse costs.

For the three months ended June 30, 2023, other operating costs increased by $0.6 million to $5.4 million, as compared to $4.9 million for the same period in 2022. The increase in operating costs was primarily due to a $0.4 million increase in consulting fees, a $0.4 million increase in travel and entertainment, which was partially offset by a $0.2 million decrease in office expenses. Consulting fees include $0.4 million in consulting relating to Trulu, a new venture to serve as our innovation hub.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of June 30, 2023 and 2022 were approximately 142,000 and 152,000, respectively. Recruitment of new independent associates and preferred customers decreased by 2.59% to 19,309 in the second quarter of 2023 as compared to 19,823 in the second quarter of 2022.

Year-to-date Second Quarter Results

For the six months ended June 30, 2023, net sales were $66.7 million, a decrease of $0.7 million, or 1.0%, as compared to $67.4 million for the same period in 2022. Our net sales increased 2.8% on a constant dollar basis (see Non-GAAP Measures, below) as foreign exchange decreased GAAP net sales by $2.6 million mostly due to the decline of the Korean Won and Japanese Yen.

Operating loss for the six months ended June 30, 2023 was $0.2 million as compared to operating income of $0.9 million for the same period in 2022.

Net loss was $0.5 million, or $0.27 per diluted share, for the six months ended June 30, 2023, as compared to net income of $0.8 million, or $0.40 per diluted share, for the same period in 2022.

We will not pay a quarterly dividend this quarter, which will preserve approximately $0.4 million of cash.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, the current conflict between Russia and Ukraine, which could adversely affect our business in certain regions, the impact of inflation, disruptions in the supply chain, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	June 30, 2023 (unaudited)	December 31, 2022
Cash and cash equivalents	$9,374	$13,777
Restricted cash	938	944
Accounts receivable, net of allowance of $1,109 and $973 in 2023 and 2022, respectively	645	218
Income tax receivable	422	423
Inventories, net	15,838	14,726
Prepaid expenses and other current assets	2,183	2,389
Deferred commissions	1,852	2,476
Total current assets	31,252	34,953
Property and equipment, net	4,689	3,759
Long-term restricted cash	460	476
Other assets	7,834	8,439
Deferred tax assets, net	1,164	1,501
Total assets	$45,399	$49,128
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$274	$61
Accounts payable	5,825	4,361
Accrued expenses	6,930	7,510
Commissions and incentives payable	8,734	9,256
Taxes payable	1,738	3,281
Current notes payable	411	263
Deferred revenue	4,330	5,106
Total current liabilities	28,242	29,838
Finance leases, excluding current portion	1,115	88
Other long-term liabilities	4,400	5,026
Total liabilities	33,757	34,952

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,866,212 shares outstanding as of June 30, 2023 and 2,742,857 shares issued and 1,858,800 shares outstanding as of December 31, 2022	—	—
Additional paid-in capital	33,294	33,377
Retained earnings	437	1,686
Accumulated other comprehensive (loss) income	(1,658)	(208)
Treasury stock, at average cost, 876,645 shares as of June 30, 2023 and 884,057 shares as of December 31, 2022	(20,431)	(20,679)
Total shareholders’ equity	11,642	14,176
Total liabilities and shareholders’ equity	$45,399	$49,128

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$32,594	$34,976	$66,708	$67,360
Cost of sales	7,004	7,920	14,417	15,011
Gross profit	25,590	27,056	52,291	52,349
Operating expenses:
Commissions and incentives	13,465	14,137	27,022	27,245
Selling and administrative expenses	7,257	6,914	13,673	13,823
Depreciation and amortization expense	387	301	774	633
Other operating costs	5,435	4,851	11,063	9,760
Total operating expenses	26,544	26,203	52,532	51,461
(Loss) income from operations	(954)	853	(241)	888
Interest (expense) income, net	(10)	23	14	38
Other income (expense), net	150	(84)	483	1
(Loss) income before income taxes	(814)	792	256	927
Income tax (provision)	(291)	(98)	(757)	(99)
Net (loss) income	$(1,105)	$694	$(501)	$828
(Loss) income per common share:
Basic	$(0.59)	$0.36	$(0.27)	$0.43
Diluted	$(0.59)	$0.34	$(0.27)	$0.40
Weighted-average common shares outstanding:
Basic	1,870	1,942	1,871	1,944
Diluted	1,870	2,031	1,871	2,052

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles second quarter 2023 and year-to-date constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended	June 30, 2023		June 30, 2022	Constant $ Change
(in millions, except percentages)	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$32.6	$33.6	$35.0	$(1.4)	(4.0)%
Product	31.0	32.0	33.0	(1.0)	(3.0)%
Pack sales and associate fees	1.4	1.4	1.8	(0.4)	(22.2)%
Other	0.2	0.2	0.2	—	—%
Gross profit	25.6	26.4	27.1	(0.7)	(2.6)%
(Loss) income from operations	(1.0)	(0.8)	0.9	(1.7)	(188.9)%

Six-month period ended	June 30, 2023		June 30, 2022	Constant $ Change
(in millions, except percentages)	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$66.7	$69.3	$67.4	$1.9	2.8%
Product	62.9	65.3	63.8	1.5	2.4%
Pack sales and associate fees	3.5	3.7	3.1	0.6	19.4%
Other	0.3	0.3	0.5	(0.2)	(40.0)%
Gross profit	52.3	54.3	52.3	2.0	3.8%
(Loss) income from operations	(0.2)	0.3	0.9	(0.6)	(66.7)%